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EX. 99.2

(AMEX:GTA)

AT THE COMPANY
W. Bradley Blair, II
President and Chief Executive Officer
Scott D. Peters
Chief Financial Officer
(843) 723-4653

FOR IMMEDIATE RELEASE
June 20, 2003

GOLF TRUST OF AMERICA, INC. ANNOUNCES
RETIREMENT OF ITS CREDIT AGREEMENT

        CHARLESTON, SC, June 20, 2003—Golf Trust of America, Inc. (AMEX:GTA) announced today that on June 19, 2003, its operating partnership has repaid in full and retired its obligations under its Second Amended and Restated Credit Agreement with its senior bank lenders which was scheduled to mature on June 30, 2003.

        Golf Trust of America, Inc. was formerly a real estate investment trust but is now engaged in the liquidation of its interests in golf courses in the United States pursuant to a plan of liquidation approved by its stockholders. The Company currently owns an interest in five properties (9.0 eighteen-hole equivalent golf courses). Additional information, including an archive of all corporate press releases, is available on the Company's website at www.golftrust.com.

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  EX. 99.2
GOLF TRUST OF AMERICA, INC. ANNOUNCES RETIREMENT OF ITS CREDIT AGREEMENT